Exhibit 10.7
Form of Director and Officer Letter
                     ___, 2010
L&L Acquisition Corp.
265 Franklin Street
20th Floor
Boston, Massachusetts 02110
Morgan Joseph LLC
600 Fifth Avenue
19th Floor
New York, New York 10022
Re:	Initial Public Offering
Gentlemen:
     This letter (“Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between L&L Acquisition Corp., a Delaware corporation (the “Company”) and Morgan Joseph LLC (“MJ”), as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”), of 5,000,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of the Common Stock (each, a “Warrant”). The Units sold in the Offering shall be quoted and traded on the Over-the-Counter Bulletin Board pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 8 hereof.
     In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, the Company has entered into those certain letter agreements, each dated as of ___, 2010, with John L. Shermyen, LLM Structured Equity Fund L.P. and LLM Investors L.P.
     Therefore, in order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:
     1. (a) The undersigned hereby agrees that: in the event that the Company fails to consummate a Business Combination (as defined in the Underwriting Agreement) within 18 months from the closing of the Offering, the undersigned shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem 100% of the shares sold in the Offering (the “Offering Shares”) for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account (including interest), less franchise and income taxes payable, which redemption will completely extinguish the rights of the holders of Offering Shares (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the Trust Account which is received after the redemption of the Offering Shares be distributed to the former holders of record of such Offering Shares as of the date of redemption, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate the balance of the Company’s net assets to the remaining Public Stockholders, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law;
          (b) it will take all reasonable action within its power, in the event the Company conducts the redemption of its Offering Shares pursuant to a tender offer, to cause the Company or its affiliates or any dealer manager or its affiliates, or any advisors to the Company, (i) not to purchase or arrange to purchase shares outside the tender offer while such tender offer is open or (ii) enter into any agreement, understanding or arrangement with any other person in connection with their purchase or arrangement to purchase shares outside the tender offer, when such offer is open; and
          (c) in the event the Company seeks to amend the Warrants (as defined the Warrant Agreement between the Company and Continental Stock Transfer and Trust Company, as Warrant Agent) in a manner that requires the written consent of the registered holders of 65% of the then outstanding Warrants under the Warrant Agreement, the undersigned will not vote any Warrants owned or controlled by the undersigned in favor of such amendment unless the registered holders of 65% of the Offering Warrants (as defined in the Warrant Agreement) vote in favor of such amendment.
     2. (a) In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the undersigned agrees that until the earliest of the Company’s initial Business Combination, 18 months after the closing of the Offering or such time as the undersigned ceases to be a director or officer of the Company, he shall present to the Company for its consideration, prior to presentation to any other entity, any suitable opportunity to acquire an operating business with an enterprise value of $50 million or more, subject to any pre-existing fiduciary or contractual obligations he might have.
          (b) The undersigned understands that the Company may effect a Business Combination with a single target business or multiple target businesses simultaneously and agrees that he shall not participate in the formation of, or become an officer or director of, any blank check company until the Company has entered into a definitive agreement regarding its initial Business Combination or the Company has failed to complete an initial Business Combination within 18 months from the closing of the Offering; provided, however, that nothing contained herein shall override the undersigned’s fiduciary obligations to any entity with which he is currently directly or indirectly associated or affiliated or by whom he is currently employed.
          (c) The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of his obligations under paragraphs 2(a) and/or 2(b) herein, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.
     3. Except as disclosed in the Prospectus, neither the undersigned, nor any affiliate of the undersigned shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following:
          (a) repayment of a $__________ loan made to the Company by the undersigned, pursuant to a Promissory Note dated [DATE];
          (b) payment of an aggregate of $7,500 per month to LLM Capital Partners LLC, for office space, secretarial and administrative services, pursuant to a Letter Agreement for Administrative Services, dated August 17, 2010;
          (c) reimbursement for any out-of-pocket expenses related to finding, identifying, investigating and completing an initial Business Combination, so long as no proceeds of the Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination; and
          (d) repayment of loans, if any, and on such terms as to be determined by the Company from time to time, to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment.
     4. The undersigned has full right and power, without violating any agreement to which he is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as a director or officer of the Company.
     5. The undersigned agrees to be a member of the board of directors of the Company or an officer of the Company, as the case may be, until the earlier of the completion by the Company of its initial Business Combination and the liquidation of the Company. The undersigned’s biographical information furnished to the Company and MJ is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background. The undersigned’s questionnaire furnished to the Company and MJ is true and accurate in all respects. The undersigned represents and warrants that:
          (a) he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;
          (b) he has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and
          (c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.
     6. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination that involves a company which is affiliated with the undersigned unless the Company obtains an opinion from an independent investment banking firm which is a member of FINRA that the Business Combination is fair to the Company’s stockholders from a financial point of view.
     7. The undersigned acknowledges that he has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Initial Shares. The undersigned hereby further waives, with respect to any shares of the Common Stock beneficially held by him, the right to seek appraisal rights with respect to such shares and any redemption rights it may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of the Common Stock (although the undersigned shall be entitled to redemption and liquidation rights with respect to any shares of the Common Stock (other than the Initial Shares) he holds if the Company fails to consummate a Business Combination within 18 months from the date of the closing of the Offering).
     8. As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) ‘Public Stockholders” shall mean the holders of securities issued in the Offering; (iii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the

Offering shall be deposited; and “Initial Shares” shall mean the [          ] shares of the Common Stock of the Company acquired by the undersigned, prior to the consummation of the Offering.
     9. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.
     10. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the undersigned and each of his successors, heirs, personal representatives and assigns.
     11. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of the State of New York for the Southern District of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.
     12. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.
[Signature page follows]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY: L&L ACQUISITION CORP.
By:
Name:
Title:
	Address:	65 Franklin Street, 20th Floor Boston, MA 02110 Fax: (617) 330-7759

[OTHER PARTY]

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